UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

Global Blood Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

181 Oyster Point Blvd.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2021, Global Blood Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Loan Agreement (the “A&R Loan Agreement”) with funds managed by Pharmakon Advisors LP, BioPharma Credit PLC, as collateral agent, BPCR Limited Partnership, as a lender, and Biopharma Credit Investments V (Master) LP, as a lender (together, the “Lenders”). The A&R Loan Agreement amends, restates and supersedes in its entirety the Loan Agreement, dated as of December 17, 2019, previously entered into by the Company and the Lenders (the “Prior Loan Agreement”).

The A&R Loan Agreement provides the Company with an additional term loan commitment from the Lenders in the aggregate principal amount of one hundred million dollars ($100,000,000) until December 28, 2021 (the “Tranche C Loan”). The Tranche C Loan is in addition to the initial term loan tranche in an aggregate principal amount of seventy-five million dollars ($75,000,000) that was drawn upon execution of the Prior Loan Agreement in December 2019 (the “Tranche A Loan”) and a subsequent term loan tranche in an aggregate principal amount of seventy-five million dollars ($75,000,000) that was drawn under the Prior Loan Agreement in November 2020 (the “Tranche B Loan,” and collectively with the Tranche C Loan and the Tranche A Loan, the “Term Loan”).

Under the A&R Loan Agreement, the Term Loan has a maturity date of December 17, 2027 with interest-only payments due on each tranche of the Term Loan until March 31, 2025. The Term Loan bears an interest rate of 7.00% plus the LIBOR rate. The Term Loan is subject to certain mandatory prepayment provisions, including a required prepayment upon a change of control of the Company.

The obligations under the A&R Loan Agreement are secured by a first priority security interest in and a lien on substantially all of the assets of the Company, subject to certain exceptions.

The A&R Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to the Company and its subsidiaries. If an event of default occurs and is continuing, the Lenders may, among other things, accelerate the loans and foreclose on the collateral.

The foregoing description of the terms of the A&R Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the A&R Loan Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above with respect to the A&R Loan Agreement is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: December 14, 2021	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer